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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported)—May 17, 2004 (May 14, 2004)

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	001-31987 (Commission File Number)	84-1477939 (IRS Employer Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203
(Address of principal executive offices and zip code)

(303) 383-7500
(Registrant's Telephone Number)

Item 12. Results of Operations and Financial Condition

        (a)   On May 14, 2004, Affordable Residential Communities Inc. (the "Company") posted on the Company's website a supplemental presentation concerning the Company's results of operations for the first quarter of 2004. The supplemental presentation is attached hereto as Exhibit A to this Form 8-K and is furnished to, but not filed with, the Commission.

2

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 17, 2004	AFFORDABLE RESIDENTIAL COMMUNITIES INC.
	By:	/s/ SCOTT D. JACKSON Scott D. Jackson Chairman and Chief Executive Officer

3

Exhibit A

First Quarter 2004
Earnings Release and
Supplemental Operating and Financial Data

Affordable Residential Communities
600 Grant Street, Suite 900
Denver, CO 80203
Phone: (866) 847-8931
Fax: (303) 294-0121
www.aboutarc.com

Table of Contents

Portfolio Map	1
Press Release Text	2
Financial Data
Financial Highlights	5
First Quarter Adjustments	6
Balance Sheet	7
Debt Analysis	8
Statement of Operations	9
Comprehensive Income	10
Revolving Credit Facility	11
Segment Detail	12
Same Community Data	13
Same Community—Percentage Growth	14
Total Real Estate Segment	15
Capital Expenditure Summary	16
Manufactured Home Purchases	17
Top 20 Markets	18
Acquisitions & Dispositions	19
Hometown Acquisition Data	20
Home Sales Data	21
Owned Home Data	22
Investor Inquiries	23
Exhibit I—Non-GAAP Financial Measures
Definitions of Non-GAAP Measures	I-1
FFO, FAD & EBITDA Reconciliation	I-2
Total Real Estate Net Segment Income Reconciliation	I-3
Same Community Net Segment Income Reconciliation	I-4

Note: This earnings release and supplemental operating and financial data report contains certain non-GAAP financial measures that we believe are helpful in understanding our business as further described in Exhibit I. These financial measures that principally include Funds From Operations, Funds Available for Distribution, Earnings Before Interest, Taxes, Depreciation and Amortization, and Net Segment Income should not be considered an alternative to Loss Available to Common Stockholders or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Portfolio Map

Press Release Text

Affordable Residential Communities Inc. Reports First Quarter 2004 Results

        DENVER, May 4, 2004 (BUSINESS WIRE)—Affordable Residential Communities Inc. (NYSE: ARC) today announced results for the quarter ended March 31, 2004.

        For the quarter ended March 31, 2004, funds from operations available to common stockholders (FFO)1 was $(21.7) million or $(0.74) per share. For the quarter ended March 31, 2004, net loss available to common stockholders was $35.0 million or $1.20 per share as compared to a net loss available to common stockholders of $8.4 million or $0.49 per share for the three months ended March 31, 2003. Our results in the quarter ended March 31, 2004 reflect the inclusion of one-time charges of $27.9 million or $0.88 per share related to our IPO, acquisition of certain assets from Hometown America LLC and the repayment of certain indebtedness, all of which were completed in February. Excluding these one-time charges, our FFO would have been $4.0 million or $0.14 per share. On a same community basis, revenue in our real estate segment was up 3.5% to $36.9 million from $35.7 million for the first quarter ended March 31, 2004 as compared to the first quarter ended March 31, 2003. Same community expenses increased 2.3% to $14.1 million from $13.8 million for the three months ended March 31, 2004 as compared to the three months ended March 31, 2003. As a result, same communities real estate net segment income 2 increased 4.2% to $22.8 million from $21.9 million for the three months ended March 31, 2004 as compared to the three months ended March 31, 2003.

        See the attachment to this press release for reconciliation of FFO and real estate net segment income to net loss ($35.0) million, and FFO per share to net loss per share ($0.49) per share, the most directly comparable GAAP measures, and to Notes 1 and 2 for a definition of FFO and real estate net segment income.

        Total portfolio occupancy averaged 81.4% for the three months ended March 31, 2004. Average occupancy for same communities decreased from 87.3% for the three months ended March 31, 2003 to 83.5% for the three months ended March 31, 2004 due mainly to the lack of available chattel lending and lenders moving repossessed homes out of the communities.

        Our results in the first quarter of 2004 were impacted by a series of one-time charges related to our recent activities totaling $27.9 million or $0.88 per share. The primary components of the charges include: (i) restricted stock grant of $10.1 million, (ii) write-off of loan origination costs and exit fees associated with the repayment of indebtedness of $13.4 million and (iii) IPO related costs of $4.4 million. These costs will not impact future reporting periods.

        "We are satisfied thus far with the integration of the Hometown portfolio. We have expanded our district management infrastructure from 7 districts to 12 districts to reflect the increase of approximately 26,000 homesites to our portfolio. We have not experienced any significant issues associated with this portfolio that were not previously identified through our due diligence process. Our new employees and communities are fully equipped and are undergoing training in ARC's systems and procedures," said Scott Jackson, Chairman and Chief Executive Officer. "Our capital expenditure projects are focused on preparing homesites for new home deliveries, addressing deferred maintenance issues and improving amenities in order to meet ARC's quality standards. In addition to the approximately 1,100 homes we acquired in the acquisition, we purchased or ordered approximately 500 new homes for these communities in the first quarter. We do not expect homesite upgrades and preparation to be a limiting factor in our ability to place rental homes and for-sale homes into these communities."

        "We are pleased to have the IPO and the Hometown acquisition behind us," added Mr. Jackson. "Our full attention has now turned to our occupancy initiatives. We look forward to the implementation of these programs in all of our communities and the on-going training of our new employees located in the Hometown communities. We remain confident in our rental home program with 438 net lease-ups, excluding the Hometown communities, in the first quarter. We have several additional occupancy initiatives including our in-community home sales program, our consumer finance program and our Hispanic marketing program. We are particularly excited about our focus on providing homes at affordable prices and our ability to finance the sale of these homes. We look forward to these activities positively impacting our performance going forward."

        We completed our initial public offering on February 18, 2004. We issued 24.5 million shares of common stock at $19.00 per share, of which 2.3 million shares were offered by selling stockholders. On March 18, 2004, our underwriters exercised their over-allotment option to purchase 0.8 million shares of common stock at $19.00 per share. Concurrent with the IPO, we raised $125 million of gross proceeds through the issuance of 5.0 million shares of Series A Cumulative Redeemable Preferred Stock.

        In connection with the IPO, we completed the acquisition of 90 communities from Hometown America for approximately $615.3 million comprising 26,406 homesites. This includes a small number of communities acquired post-closing upon the completion of the loan assumption process with the final three loan assumptions completed on April 9, 2004.

        In conjunction with the IPO, we completed a $250 million finance facility to support our in-community home sales and in-community finance programs. The facility consists of two funding components: (i) a $225 million four-year facility to fund consumer loans and (ii) a $25 million facility to fund for-sale home inventory.

        In addition, we closed on two communities on February 26, 2004 consisting of 401 homesites in the Nashville, TN market. These communities were acquired for approximately $7.4 million in cash and had occupancy at acquisition of 66% reflecting an initial capitalization rate of 8.7%. This acquisition affords us significant upside in terms of occupancy and rent growth. Nashville now represents a core market for us with five communities totaling 1,134 homesites.

        On May 3, 2004 we placed a 36-community portfolio under contract. This portfolio consists of approximately 3,600 homesites that are approximately 88% occupied with an average rent of $254 per month. The portfolio will be purchased for approximately $65.0 million, including closing costs, and represents an in-place capitalization rate of approximately 8.5%. The acquisition comes with $28.5 million of existing debt that will be assumed by ARC and has an interest rate of 7.2%. The remainder of the consideration is expected to consist of cash and preferred operating partnership units. Taking into account the loan assumption process, we expect this portfolio to close in June 2004. The communities are located in the eastern half of the U.S. and fit well with our existing footprint. At this time, there is no guarantee we will close on this portfolio.

        In addition, we have placed four communities under contract in Salt Lake City, UT. There are a total of 558 homesites with an average occupancy of 78.5%. These communities are each under separate contract for a total of $12.6 million with an in-place capitalization rate of 6.7%. These contracts are subject to completion of our due diligence and can be terminated by us.

        A conference call to discuss first quarter results will be held Tuesday, May 4, 2004 at 12:00 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at ARC's website at www.aboutarc.com. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

        Affordable Residential Communities Inc. currently owns and operates approximately 67,000 homesites located in 304 communities in 29 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

        1.     As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

        2.     Real estate net segment income provides a measure of rental operations that does not include property management, depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses. We present real estate net segment income because we consider it an important supplemental measure of the operating performance of our communities and believe it is frequently used by lenders, securities analysts, investors and other interested parties in the evaluation of REITs, many of which present real estate net segment income when reporting their results. Real estate net segment income is defined as income from rental and other property and manufactured homes less expenses for property operations and real estate taxes. Real estate net segment income does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends on common and preferred stock. Real estate net segment income should not be considered a substitute for net income (calculated in accordance with GAAP) nor a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity.

        The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, general risks affecting the real estate industry; the Company's ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company's assumptions on rental home and home sales and financing activity; completion of pending acquisitions, if any, and timing with respect thereto; the Company's growth and expansion into new markets or to integrate acquisitions successfully; and the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.

Financial Highlights

	Three Months Ended
	03/31/04	03/31/03	Change
	($ in thousands, except per share data)
Operating Data
Total revenue	$45,470	$42,842	6.1%
Same community real estate net segment income(c)	$22,801	$21,874	4.2%
Avg. monthly real estate revenue per occupied homesite	370	343	8.0%
Avg. monthly homeowner rental income per homeowner occupied homesite	285	273	4.2%
Weighted average occupied homesites	33,228	34,682	(4.2)%
EBITDA(c)	$6,583	$16,194	(32.1)%
Adjusted EBITDA(a)(c)	21,070	16,194	30.1%
Funds from operations available to common stockholders and OP unitholders (c)	$(23,609)	$1,572	(1601.8)%
FFO per share—diluted	(0.74)	0.08	(1030.5)%
FFO payout ratio	NA	NA	NA
Recurring capital expenditures	$520	$1,325	(60.8)%
Scheduled principal amortization of indebtedness	1,936	2,246	(13.8)%
Funds available for distribution ("FAD") (c)	$(26,065)	$(1,999)	1203.9%
FAD per share—diluted	(0.82)	(0.10)	707.9%
FAD payout ratio	NA	NA	NA
Net income (loss) to common stockholders	$(34,969)	$(8,401)	316.2%
Earnings (loss) per share—basic	(1.20)	(0.50)	139.2%
Earnings (loss) per share—diluted	(1.20)	(0.50)	139.2%
Distributions per common share (through March 31, 2004)	$0.1493 (b)	NA	NA
Distributions per preferred share (through April 30, 2004)	0.4182 (b)	NA	NA
Interest expensed	$14,684	$13,880	5.8%
Interest capitalized	544	0	NA

Total interest incurred	$15,228	$13,880
EBITDA/interest	0.43x	1.17x
EBITDA/interest + preferred stock dividend	0.40x	1.17x
Share Detail
Average number of common shares outstanding	29,233	16,973	72.2%
Average number of OP units outstanding	2,560	2,726	(6.1)%

Diluted shares outstanding	31,793	19,699	61.4%

	03/31/04	12/31/03	Change
Balance Sheet Data
Total assets	$1,770,503	$1,125,833	57.3%
Total debt	933,942	789,574	18.3%
Market equity value, end of period	802,234	NA	NA
Debt/total assets	52.8%	70.1%	(24.8)%
Debt/total market capitalization	53.8%	NA	NA
Other Data
Total properties (at period end)	301	211
Total homesites (at period end)	66,548	39,943
Occupied homesites (at period end)	53,353	34,881
Occupancy percentage—total portfolio	80.2%	87.3%

(a)
Adjusted EBITDA reflects the add-back of $27.9 million in one-time costs related to the IPO and the early termination of certain indebtedness.

(b)
Reflects partial period.

(c)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

First Quarter Adjustments

3/31/04
($ in thousands; except per share data)
FFO available to common stockholders & OP unitholders(a)	$(23,609)
Plus:
Restricted stock grants	10,070
IPO related costs	4,417
Early termination of debt	13,427

Adjusted FFO(a)	$4,305
Plus:
Preferred dividend	1,232
Depreciation on F, F & E	369
Amortization of loan origination fees	868
Net interest expense	14,296

Adjusted EBITDA(a)	$21,070

Adjusted FFO(a)	$4,305
FFO per share—diluted	0.14
FFO payout ratio	150.4%
Recurring capital expenditures	$520
Scheduled principal amortization of indebtedness	1,936
Adjusted FAD(a)	$1,849
FAD per share—diluted	0.06
FAD payout ratio	350.1%
Adjusted EBITDA/interest	1.38x
Adjusted EBITDA/interest + preferred dividend	1.28x
Distributions payable on common shares and OP units	$6,474

(a)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

Balance Sheet

	Period Ending
	03/31/04	12/31/03
	($ in thousands)
Assets
Rental property
Land	$211,432	$125,977
Land improvements and buildings	1,230,974	738,807
Manufactured homes and improvements	163,430	136,589
Furniture, equipment and vehicles	9,200	8,896

Rental property, gross	1,615,036	1,010,269
Accumulated depreciation	(116,441)	(103,221)

Rental property, net	1,498,595	907,048
Cash and cash equivalents	87,986	26,631
Restricted cash	1,435	13,669
Tenant, notes and other receivables, net	14,190	8,392
Inventory	3,085	3,878
Loan origination costs, net	15,108	11,921
Loan reserves	29,643	32,414
Goodwill	86,126	86,126
Lease intangibles and customer relationships, net	24,668	11,626
Prepaid expenses and other assets	9,667	24,128

Total assets	$1,770,503	$1,125,833

Liabilities and Stockholders' Equity
Notes payable and preferred interest	$933,942	$789,574
Accounts payable and accrued expenses	32,492	20,174
Tenant deposits and other liabilities	12,024	8,101

Total liabilities	978,458	817,849
Minority interest	37,175	42,639
Stockholders' equity
Preferred stock	119,108	—
Common stock	410	170
Paid-in capital	791,916	378,018
Unearned compensation	(1,760)	—
Accumulated other comprehensive expense	(518)	—
Retained deficit	(154,286)	(112,843)

Total stockholders' equity	754,870	265,345

Total liabilities and stockholders' equity	$1,770,503	$1,125,833

Debt Analysis

	Debt Amount	% of Total Debt	Interest Rate	Maturity Date
	($ in thousands)
Fixed Rate Debt
Senior fixed rate mortgage due 2012	$306,040	32.8%	7.350%	2012
Senior fixed rate mortgage due 2014	215,313	23.1%	5.530%	2014
Senior fixed rate mortgage due 2009	100,676	10.8%	5.050%	2009
Various individual fixed rate mortgages	123,942	13.3%	6.121%	2004-2031
Existing other loans	1,106	0.1%	8.670%	2005

Total fixed rate debt	747,077	80.0%	6.314%
Variable Rate Debt(a)
Senior variable rate mortgage	184,011	19.7%	4.090%	2006
Consumer finance credit facility	0	0.0%	0.000%	2008
Floorplan lines of credit	2,643	0.3%	7.750%	2004
Revolving credit facility	0	0.0%	0.000%	2006
Other loans	211	0.0%	4.000%	2004

Total variable rate debt	186,865	20.0%	4.142%
Total debt	$933,942	100.0%	5.879%

% Fixed/Variable
Fixed	$747,077	80.0%	6.314%
Variable	186,865	20.0%	4.142%

Total debt	$933,942	100.0%	5.879%

	2004	2005	2006	2007	2008	Thereafter
Maturity Schedule(b)
Senior fixed rate mortgages	$6,028	$8,068	$8,574	$9,111	$9,622	$580,627
Various individual fixed rate mortgages	11,963	3,870	14,090	1,864	25,155	60,692
Senior variable rate mortgage	0	0	184,011	0	0	0
Consumer finance line of credit	0	0	0	0	0	0
Floorplan lines of credit	2,643	0	0	0	0	0
Revolving line of credit	0	0	0	0	0	0
Other debt	270	1,047	0	0	0	0

Total debt maturities	$20,903	$12,985	$206,675	$10,975	$34,777	$641,319

(a)
In February 2004, we entered into a two-year $100 million swap and purchased interest rate caps covering our senior variable rate mortgage.

(b)
Does not include debt premium.

Statement of Operations

03/31/04
($ in thousands; except per share data)
Revenue
Communities	$44,573
Retail sales	754
Consumer finance and insurance	134
Corporate and other	9

Total revenue	45,470
Operating Expenses
Communities	17,024
Retail sales	934
Consumer finance and insurance	170
Corporate and other	84
Property management	1,454
IPO related costs(a)	4,417
General and administrative(a)	14,804

Total expenses	38,887

EBITDA(b)	6,583
Early termination of debt(a)	13,427
Depreciation & amortization	15,660
Net interest expense	14,296

Income (loss) before minority interest	(36,800)
Minority interest	3,063

Income (loss) before preferred stock dividend	(33,737)
Preferred stock dividend	(1,232)

Income (loss) available to common stockholders	$(34,969)

FFO Calculation(b)
Income (loss) before minority interest(a)	$(36,800)
Plus: Depreciation and amortization	15,660
Less: Amortization of loan origination fees	(868)
Depreciation on F, F & E	(369)
Preferred stock dividends	(1,232)

FFO available to common stockholders & OP unitholders(b)	$(23,609)

Less: Recurring capital expenditures	$(520)
Scheduled principal amortization of indebtedness	(1,936)

Funds available for distribution ("FAD")(b)	$(26,065)

FFO per share/unit	$(0.74)
FAD per share/unit	$(0.82)
Distribution per share/unit	$0.15
Weighted average common shares and OP units	31,793

(a)
Includes certain one-time costs related to the IPO and the repayment of certain indebtedness.

(b)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

Comprehensive Income

Three Months Ended 03/31/04
($ in thousands)
Net income (loss)	$(34,969)
Unrealized income (loss) on interest rate swap	(518)

Comprehensive income (loss)	$(35,487)

Revolving Credit Facility

03/31/04
($ in thousands)
Commitment amount	$125,000

Borrowing base availability	$66,884
Amount outstanding at period end	$0
Excess availability	$66,884

Segment Detail

	Three Months Ended
	03/31/04(a)	12/31/03
	($ in thousands)
Revenue
Total real estate revenue	$44,573	$36,589
Retail homes sales revenue	754	1,757
Finance and insurance revenue	134	675
Corporate and other	9	998

Segment revenue	45,470	40,019
Expenses
Property operations expense	13,541	13,290
Real estate taxes	3,483	2,826
Retail homes sales expense	934	2,142
Finance and insurance expense	170	542
Corporate and other	84	798

Segment expenses	18,212	19,598
Net Segment Income
Real estate income	27,549	20,473
Retail homes sales income	(180)	(385)
Finance and insurance income	(36)	133
Corporate and other	(75)	200

Net segment income	$27,258	$20,421

Other Data
EBITDA(b)	$6,583	$16,194
FFO available to common stockholders and OP unitholders(b)	$(23,609)	$1,572
Net income (loss)	$(34,969)	$(8,401)
One-time charges	$27,914	$0

(a)
Results include one-time charges of $27.9 million related to the IPO and the repayment of certain indebtedness.

(b)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

Same Community Data

	2004	2003
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	($ in thousands)
For the full quarter noted:
Average total homesites	39,804	39,804	39,804	39,788	39,729
Average total rental homes	6,356	5,861	5,473	5,065	4,844
Average occupied homesites—homeowners	28,189	28,870	29,629	30,333	30,854
Average occupied homesites—home renters	5,039	4,784	4,574	4,226	3,828

Average occupied homesites—total	33,228	33,654	34,203	34,559	34,682
Average occupancy—rental homes	79.3%	81.6%	83.6%	83.4%	79.0%
Average occupancy—total	83.5%	84.5%	85.9%	86.9%	87.3%
For the full quarter noted:
Real estate revenue
Homeowner rental income	$24,088	$24,036	$24,346	$24,744	$25,314
Home renter rental income	8,890	8,561	8,293	7,903	6,781
Other	129	123	46	10	54

Rental income	33,107	32,720	32,685	32,657	32,149
Utility and other income	3,792	3,535	3,657	3,399	3,501

Total real estate revenue	36,899	36,255	36,342	36,056	35,650

Real estate expenses
Property operations expenses	11,117	13,099	12,079	11,253	11,138
Real estate taxes	2,981	2,781	2,547	2,524	2,638

Total real estate expenses	14,098	15,880	14,626	13,777	13,776

Real estate net segment income(a)	$22,801	$20,375	$21,716	$22,279	$21,874

Average monthly real estate revenue per total occupied homesite(b)	$370	$359	$354	$348	$343

Average monthly homeowner rental income per homeowner occupied homesite(c)	$285	$278	$274	$272	$273

Average monthly real estate revenue per total homesite(d)	$309	$304	$304	$302	$299

Average monthly home renter income per occupied rental home(e)	$588	$597	$604	$623	$590

At end of quarter:
Total communities owned	209	209	209	209	209
Total homesites	39,804	39,804	39,804	39,804	39,741
Occupied homesites	33,156	33,300	33,967	34,427	34,693
Total rental homes owned	6,763	5,875	5,830	5,203	4,903
Occupied rental homes	5,318	4,803	4,725	4,411	3,998

(a)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)
Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(c)
Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)
Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)
Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Same Community—Percentage Growth

Three Months Ended 03/31/04 vs. 03/31/03
Real Estate Revenue
Homeowner rental income	(4.8)%
Home renter rental income	31.1%
Other	138.9%

Rental income	3.0%
Utility and other income	8.3%

Total real estate revenue	3.5%

Real Estate Expenses
Property operations expenses	(0.2)%
Real estate taxes	13.0%

Total real estate expenses	2.3%

Net real estate segment income	4.2%

Total Real Estate Segment

	2004	2003
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	($ in thousands)
For the full quarter noted:
Average total homesites	52,837	40,435	40,300	40,729	39,824
Average total rental homes	7,063	5,938	5,535	5,145	4,825
Average occupied homesites—homeowners	37,599	29,191	29,872	30,806	31,021
Average occupied homesites—home renters	5,424	4,853	4,614	4,327	3,754

Average occupied homesites—total	43,023	34,044	34,486	35,133	34,775
Average occupancy—rental homes	76.8%	81.7%	83.4%	84.1%	77.8%
Average occupancy—total	81.4%	84.2%	85.6%	86.3%	87.3%
For the full quarter noted:
Real estate revenue
Homeowner rental income	$31,130	$23,764	$24,550	$24,977	$25,325
Home renter rental income	9,239	9,241	8,431	7,840	6,792
Other	200	98	44	32	54

Rental income	40,569	33,103	33,025	32,849	32,171
Utility and other income	4,004	3,486	3,689	3,509	3,508

Total real estate revenue	44,573	36,589	36,714	36,358	35,679

Real estate expenses
Property operations expenses	$13,541	$13,274	$12,219	$11,356	$11,146
Real estate taxes	3,483	2,842	2,588	2,512	2,640

Total real estate expenses	17,024	16,116	14,807	13,868	13,786

Real estate net segment income(a)	$27,549	$20,473	$21,907	$22,490	$21,893

Average monthly real estate revenue per total occupied homesite(b)	$345	$358	$355	$345	$342

Average monthly homeowner rental income per homeowner occupied homesite(c)	$276	$271	$274	$270	$272

Average monthly real estate revenue per total homesite(d)	$281	$302	$304	$298	$299

Average monthly home renter income per occupied rental home(e)	$568	$635	$609	$604	$603

At end of quarter:
Total communities owned	301	212	212	212	211
Total homesites	66,548	40,435	40,435	40,812	39,943
Occupied homesites	53,353	33,670	34,282	35,116	34,881
Total rental homes owned	8,127	6,061	6,003	5,243	4,912
Occupied rental homes	6,103	4,908	4,843	4,438	4,006

(a)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)
Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(c)
Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)
Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)
Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Capital Expenditure Summary

	Three Months Ended
	03/31/04	03/31/03
	($ in thousands)
Recurring capital expenditures (a)	$520	$1,325
Recurring capital expenditures per average per site per annum	39	133
Homesite upgrades(b)	1,042	1,482
Expansion and development(c)	1,955	1,781
Utility recapture(d)	—	—

Total capital improvements	$3,517	$4,588

(a)
Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include repairs of roads, driveways, and pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles. These capital expenditures do not include water meters, sheds, homes or community acquisitions. Our minimum capitalizable amount of a project is $500.

(b)
Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home. Many of these activities are governed by manufacturers' installation requirements and State building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines. We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)
These are the costs to develop and expand communities following acquisition. They include costs for engineering, driveways, paving, utilities, and amenities. They also include capitalized interest and capitalized internal costs in the first quarter of 2004 of $694.

(d)
Revenue producing includes costs related to revenue generating activities, consisting primarily of sub-metering of water and sewer service.

Manufactured Home Purchases

	Three Months Ended
	03/31/04	03/31/03
	($ in thousands)
Manufactured home purchases(a)(b)	$18,001	$2,011

Number of manufactured homes purchased(b)	1,172	175

(a)
Includes expenditures for manufactured homes in the period and home setup expenditures.

(b)
Excludes manufactured homes purchased in the Hometown acquisition.

Top 20 Markets

					Rental Income Per Occupied Homesite Per Month (c)
			Occupancy
Market(a)	Number of Total Homesites(b)	Percentage of Total Homesites
			03/31/04	12/31/03	03/31/04 (d)	12/31/03 (e)
Dallas—Ft. Worth, TX	7,369	11.1%	78.0%	79.4%	$347	$324
Atlanta, GA	5,074	7.6%	83.5%	79.7%	323	322
Salt Lake City, UT	3,310	5.0%	93.1%	93.6%	349	332
Front Range of CO	3,301	5.0%	91.6%	92.5%	419	410
Jacksonville, FL	2,525	3.8%	81.3%	81.5%	329	314
Kansas City—Lawrence—Topeka, MO—KS	2,436	3.7%	89.3%	89.7%	274	269
Wichita, KS	2,315	3.5%	69.7%	72.7%	282	270
Orlando, FL	1,996	3.0%	87.6%	85.3%	326	321
Oklahoma City, OK	1,911	2.9%	81.3%	81.1%	288	280
St. Louis, MO—IL	1,881	2.8%	81.4%	82.7%	276	267
Greensboro—Winston Salem, NC	1,416	2.1%	72.0%	69.8%	257	272
Davenport—Moline—Rock Island, IA—IL	1,410	2.1%	84.5%	85.2%	258	253
Montgomery, AL	1,288	1.9%	55.8%	54.9%	188	188
Charleston—North Charleston, SC	1,233	1.9%	78.4%	77.0%	239	228
Elkhart—Goshen, IN	1,225	1.8%	79.7%	78.9%	305	297
Inland Empire, CA	1,223	1.8%	90.6%	90.8%	412	415
Nashville, TN	1,134	1.7%	70.8%	70.1%	262	265
Southeast Florida	1,124	1.7%	94.4%	91.5%	473	462
Raleigh—Durham—Chapel Hill, NC	1,095	1.6%	85.1%	84.9%	321	309
Tampa—Lakeland—Winter Haven, FL	1,005	1.5%	75.5%	74.5%	262	257

Subtotal—top 20 markets	44,271	66.5%	82.0%	81.9%	324	314
All other markets	22,277	33.5%	76.5%	76.7%	302	288

Total/weighted average	66,548	100.0%	80.2%	80.1%	$317	$306

(a)
Markets are defined by our management.

(b)
Results as of March 31, 2004, reflect acquisitions made during the quarter and exclude three communities which were acquired on April 9, 2004 upon the completion of the loan assumption process.

(c)
Rental Income is defined as homeowner rental income, home renter rental income and other rental income.

(d)
For the Hometown communities, March data was used to calculate "Rental Income Per Occupied Homesite Per Month." For Weatherly Estates I and II, acquired February 26, 2004, March data was used to calculate "Rental Income Per Occupied Homesite Per Month."

(e)
For the quarter ended December 31, 2003, the results are pro forma for the Hometown acquisition and include all 90 communities.

Acquisitions & Dispositions

Acquisitions

Acquisition Date	Market	Number of Communities	Number of Homesites	Allocated Purchase Price	Debt Assumed	Cash	Fair Market Value of OP Units/shares
($ in thousands)
02/18/04	Various(a)	90	26,406	$615,270	$92,434	$522,836	$0
02/26/04	Nashville, TN	2	401	7,400	0	7,400	0

Dispositions

Disposition Date	Market	Number of Communities	Number of Homesites	Gross Sales Price	Gain/(Loss) on Sale
None

(a)
Reflects the initial purchase price allocation of the Hometown acquisition including the three Hometown communities closed on April 9, 2004.

Hometown Acquisition Data

03/31/04
# of Communities(a)	87
# of Homesites(a)	25,712
Total occupied homesites	19,555
Occupancy %	76.1%
Homeowner occupied homesites	18,849
Renter occupied homes	706

Total occupied homesites	19,555
Vacant homesites	6,157

Total homesites	25,712

% of Total Homesites
Homeowner occupied homesites	73.3%
Renter occupied homes	2.7%
Vacant homesites	23.9%

Total homesites	100.0%

% of Occupied Homesites
Homeowner occupied homesites	96.4%
Renter occupied homes	3.6%

Occupied homesites	100.0%

Number of owned homes	1,487
Renter occupied homes	706
Non-revenue producing homes	781
Number of repossessed homes	478
as a % of total homesites	1.9%
as a % of homeowner occupied homesites	2.5%
Financial Data
Bad debt as a % of total real estate revenue	NM
Revenue contribution	$7,645
Expense contribution	2,722

Net real estate segment income contribution	$4,923

(a)
Does not reflect three communities acquired upon the completion of the loan assumption process on April 9, 2004.

Home Sales Data

Three Months Ended 03/31/04
Unit Data
New homes sold	15
Used homes sold	12

Total homes sales	27

Other Data
Average all-in home sales price—new homes	$28,700
Average all-in home sales price—used homes	12,624
Average all-in home sales price—total	$21,555

Owned Home Data

	As of and for the three months ended
	03/31/04		12/31/03
Renter occupied homes	6,103		4,908
Non-revenue producing homes	2,024		1,153

Total home inventory	8,127		6,061

Home Inventory Change Detail
Home inventory (BoP)	6,061		6,003
Home purchases/(Sales)	2,066		58
Home inventory (EoP)	8,127		6,061
Renter occupied homes (BoP)	4,908		4,843
Leasing activity, net(a)	1,195		65
Renter occupied homes (EoP)	6,103		4,908
Non-revenue producing (BoP)	1,153		1,160
Home purchases/(sales + leased)	871		(7)
Non-revenue producing (EoP)	2,024		1,153
Home Inventory Composition
New home inventory	21.5%
Used home inventory	78.5%

Total home inventory	100.0%

Average age—ARC homes	2.9	years
Average age—HTA homes	6.5	years
Average age—All homes	3.6	years
Home Inventory Financial Data
Gross asset value including setup costs ($000's)	$163,430
Gross asset value per home	20,110
Current asset value including setup costs ($000's)	$143,789
Current asset value per home	17,693
Total Non-Revenue Producing Inventory
Available for rent or for sale	1,317
In-transit/in-process	707

Total non-revenue producing inventory	2,024
Homes on order	377

(a)
Includes occupied homes acquired in the Hometown acquisition.

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC Pr A
Exchange Traded:	NYSE
Q1 2004(a)
Common Stock Dividend Information
Declaration date	03/10/04
Record date	03/31/04
Payment date	04/15/04
Distributions per share	$0.1493
Preferred Stock Dividend Information
Declaration date	03/10/04
Record date	04/15/04
Payment date	04/30/04
Distributions per share	$0.4182

(a)
Distributions reflect partial period.

Inquiries:

        Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals. Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities Inc. Investor Relations Department 600 Grant Street Suite 900 Denver, CO 80203

Definitions of Non-GAAP Measures

        Investors in and analysts following the real estate industry use funds from operations ("FFO"), net segment income, earnings before interest, taxes, depreciation and amortization ("EBITDA") and funds available for distribution ("FAD") as supplemental performance measures. While the we believe that net income (as defined by GAAP) is the most appropriate measure, we also believe that FFO, net segment income, EBITDA and FAD are widely used by and relevance to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. Net segment income provides a measure of rental operations and excludes deductions for depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a measure to evaluate our ability to incur and service debt and to fund dividends and other cash needs. FAD provides a measure to evaluate our ability to fund dividends. In addition, FFO, net segment income, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

        FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth above.

        Net segment income is defined as income from real estate operations and other segments of the Company, less expenses for property operations, real estate taxes, cost of manufactured homes sold, and retail home sales, finance, insurance and other operations.

        EBITDA is defined as net loss available to common stockholders adjusted to exclude preferred stock dividend expense, income from discontinued operations net of minority interest, minority interest, interest income, interest expense, depreciation and amortization and early termination of debt expenses. It is a measure of net segment income less property management, general and administrative expenses and IPO related costs.

        FAD is defined as FFO less non-revenue producing, recurring capital expenditures and scheduled principal amortization of indebtedness.

        FFO, net segment income, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO, net segment income, EBITDA and FAD should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, net segment income, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

FFO, FAD and EBITDA Reconciliations

	Three Months Ended
	03/31/04	03/31/03
	($ in thousands, except per share data)
Funds from operations ("FFO") and adjusted funds from operations
Net income (loss) before preferred stock dividend and minority interest	$(36,800)	$(9,895)
Plus: Depreciation and amortization	15,660	12,556
Income (loss) from discontinued operations	—	146
Depreciation from discontinued operations	—	110
Less: Amortization of loan origination fees	(868)	(1,008)
Depreciation expense on furniture, equipment and vehicles	(369)	(337)
Preferred stock dividend	(1,232)	0

FFO available to common stockholders and OP unitholders	(23,609)	1,572
Plus: Restricted stock grants	10,070	—
IPO related costs	4,417	—
Early termination of debt	13,427	—

Adjusted FFO	$4,305	$1,572

Funds available for distribution ("FAD") and adjusted FAD
FFO available to common stockholders & OP unitholders	$(23,609)	$1,572
Less: Recurring capital expenditures	(520)	(1,325)
Scheduled principal amortization of indebtedness	(1,936)	(2,246)

FAD	(26,065)	(1,999)
Plus: Restricted stock grants	10,070	—
IPO related costs	4,417	—
Early termination of debt	13,427	—

Adjusted FAD	$1,849	$(1,999)

EBITDA and adjusted EBITDA
Net loss available to common stockholders	$(34,969)	$(8,401)
Plus: Preferred stock dividend	1,232	0
Income from discontinued operations, net of minority interest	0	(126)
Minority interest	(3,063)	(1,368)
Interest income	(388)	(347)
Interest expense	14,684	13,880
Depreciation and amortization	15,660	12,556
Early termination of debt	13,427	0

EBITDA	6,583	(8,401)
Plus: Restricted stock grants	10,070	—
IPO related costs	4,417	0

Adjusted EBITDA	$21,070	$(8,401)

Total Real Estate Net Segment Income Reconciliation

	2004	2003
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	($ in thousands)
Net segment income:
Real estate	$27,549	$20,473	$21,907	$22,490	$21,893
Retail home sales and finance	(180)	(385)	(712)	(336)	(319)
Insurance	(36)	32	10	(3)	94
Corporate and other	(75)	200	57	77	81

	27,258	20,320	21,262	22,228	21,749
Other expenses:
Property management	1,454	1,673	1,286	1,382	1,186
General and administrative	14,804	5,112	3,672	3,681	4,369
Initial public offering ("IPO") related costs	4,417	—	—	—	—
Early terminiation of debt	13,427	—	—	—	—
Depreciation and amortization	15,660	11,257	12,045	12,929	12,556
Retail home sales asset impairment and other expense	—	—	1,385	—	—
Interest expense	14,684	15,028	14,481	14,629	13,880

Total other expenses	64,446	33,070	32,869	32,621	31,991

Interest income	388	343	344	403	347

Loss before allocation to mirority interest	(36,800)	(12,407)	(11,263)	(9,990)	(9,895)
Minority interest	3,063	1,707	1,559	1,384	1,368

Net loss from continuing operations	(33,737)	(10,700)	(9,704)	(8,606)	(8,527)
Income from discontinued operations	—	—	46	93	146
Gain on sale of discontinued operations	—	—	3,333	—	—
Minority interest in discontinued operations	—	—	(468)	(13)	(20)

Net loss	(33,737)	(10,700)	(6,793)	(8,526)	(8,401)
Preferred stock dividend	(1,232)	—	—	—	—

Net loss available to common stockholders	$(34,969)	$(10,700)	$(6,793)	$(8,526)	$(8,401)

Same Community Net Segment Income Reconciliation

	2004	2003
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	($ in thousands)
Net segment income:
Real estate(a)	$22,801	$20,375	$21,716	$22,279	$21,874
Retail home sales and finance (b)	—	—	—	—	—
Insurance	(36)	32	10	(3)	94
Corporate and other	(75)	200	57	77	81

	22,690	20,607	21,783	22,353	22,049
Other expenses:
Property management	1,354 (c)	1,673	1,286	1,382	1,186
General and administrative	4,689 (d)	5,120	3,671	3,680	4,369
Initial public offering ("IPO") related costs	—	—	—	—	—
Early termination of debt	—	—	—	—	—
Depreciation and amortization(e)	12,916	11,114	12,079	12,606	12,543
Retail home sales asset impairment and other expense	—	—	—	—	—
Interest expense(f)	12,977	14,889	14,257	14,394	13,866

Total other expenses	31,936	32,796	31,293	32,062	31,964

Interest income(g)	300	309	344	403	347

Loss before allocation to minority interest	(8,946)	(11,880)	(9,166)	(9,306)	(9,568)
Minority interest(h)	720	1,634	1,269	1,289	1,323

Net loss from continuing operations	(8,226)	(10,246)	(7,897)	(8,017)	(8,245)
Income from discontinued operations	—	—	—	—	—
Gain on sale of discontinued operations	—	—	—	—	—
Minority interest in discontinued operations	—	—	—	—	—

Net loss	(8,226)	(10,246)	(7,897)	(8,017)	(8,245)
Preferred stock dividend	—	—	—	—	—

Net loss available to common stockholders	$(8,226)	$(10,246)	$(7,897)	$(8,017)	$(8,245)

(a)
Same communities real estate net segment income excludes results of communities acquired in the Hometown and other acquisitions after January 1, 2003 and the community sold before March 31, 2004.

(b)
Excludes segment results as a result of the restructuring in September 2003 in which we closed all stand-alone retail stores existing on January 1, 2003 at which time we had no significant in-community sales operations.

(c)
Excludes additional property management expenses incurred in connection with the Hometown acquisition.

(d)
Excludes restricted stock expenses of $10,115 recognized in connection with the IPO and vested in the three months ended March 31, 2004.

(e)
Excludes the following costs recognized in the Hometown and other acquisitions:

Depreciation of rental and other property and manufactured homes acquired	$2,272	$110	$89	$33	$11
Amortization of lease intangibles and customer relationships acquired	472	14	4	4	2

	$2,744	$124	$93	$37	$13

(f)
Excludes the pro rata portion of interest expense on mortgage loans secured by properties acquired in the Hometown and other acquisitions as follows:
$1,707	$75	$87	$72	$14

(g)
Excludes interest earned on additional cash received in connection with the IPO, the financing transaction and the Hometown acquisition

(h)
Minority interest computed at the same rate as reflected in reported results.

QuickLinks

  Item 12. Results of Operations and Financial Condition
Signatures
  Exhibit A
Table of Contents
Portfolio Map
Press Release Text
Financial Highlights
First Quarter Adjustments
Balance Sheet
Debt Analysis
Statement of Operations
Comprehensive Income
Revolving Credit Facility
Segment Detail
Same Community Data
Same Community—Percentage Growth
Total Real Estate Segment
Capital Expenditure Summary
Manufactured Home Purchases
Top 20 Markets
Acquisitions & Dispositions
Hometown Acquisition Data
Home Sales Data
Owned Home Data
Investor Inquiries
Definitions of Non-GAAP Measures
FFO, FAD and EBITDA Reconciliations
Total Real Estate Net Segment Income Reconciliation
Same Community Net Segment Income Reconciliation